Exhibit 99.1

NuZee Announces Intent to Effect 1-for-35 Reverse Stock Split

RICHARDSON, TX (December 27, 2022) – NuZee, Inc. (NASDAQ: NUZE) (“NuZee” or “the Company”), a leading U.S. producer and co-packer of single serve coffee formats, announced today that it intends to effect a 1-for-35 reverse stock split of its issued and outstanding shares of common stock.

As previously disclosed, at the Company’s Special Meeting of Stockholders (“Special Meeting”) held on December 9, 2022, the stockholders of the Company approved a reverse stock split of the Company’s issued and outstanding shares of its common stock and authorized the Board of Directors (the “Board”) to select the ratio of the reverse stock split within a range from 1-for-10 to 1-for-50. The Board has since exercised such discretion to effect a 1-for-35 reverse stock split.

The reverse stock split will become effective on Wednesday, December 28, 2022 upon filing with the Nevada Secretary of State of an amendment to the Company’s articles of incorporation. The Company’s common stock is expected to begin trading on a split-adjusted basis under a new CUSIP when the market opens on Thursday, December 29, 2022. The Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “NUZE.” The reverse stock split is intended to increase the per share trading price of the Company’s common stock to enable the Company to regain compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market.

The 1-for-35 reverse stock split will automatically convert 35 current shares of the Company’s common stock into one share of common stock. No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares of the Company’s common stock shall be entitled to receive such additional fraction of a share of the Company’s common stock as is necessary to increase the fractional shares to a full share. The reverse stock split did not change the par value of the common stock or the authorized number of shares of common stock.

Proportional adjustments also will be made to the exercise and conversion prices of the Company’s outstanding stock options and warrants, and to the number of shares issued and issuable under the Company’s stock incentive plans.

Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split. For those stockholders holding physical stock certificates, the Company’s transfer agent, V Stock Transfer, LLC, will send instructions for exchanging those certificates for shares held electronically in book-entry form or for new certificates, in either case representing the post-split number of shares.

In connection with the reverse stock split, the Company’s CUSIP number will change to 67073S307 at the market open on Thursday, December 29, 2022.

About NuZee Coffee

NuZee, Inc., (NASDAQ: NUZE), is a leading co-packing company for single serve coffee formats that partners with companies to help them develop within the single serve and private label coffee category.

Forward-looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. NuZee cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect NuZee’s current expectations and NuZee does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other NuZee statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond NuZee’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties, many of which are beyond our control, include: NuZee’s plan to obtain funding for its operations, including funding necessary to develop, manufacture and commercialize its products; the impact to NuZee’s business from COVID-19, including supply chain interruptions; general market acceptance of and demand for NuZee’s products; NuZee’s reliance on third-party roasters to roast and blend coffee beans necessary to produce its products and provide its co-packing services; NuZee’s ability to successfully achieve the anticipated results of strategic transactions; the fact that certain of NuZee’s single serve coffee products are expected to be manufactured, processed and packaged for NuZee by its partners on a purchase order basis pursuant to agreements between the parties; the fact that sales are completed on a purchase order basis without any written agreement between NuZee and its customers; and NuZee’s commercialization, marketing and manufacturing capabilities and strategy. For a description of additional factors that may cause NuZee’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the NuZee’s public reports and NuZee’s other filings made with the Securities and Exchange Commission.

###